Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 of Registration Statement No. 333-173275 on Form S-4 of our report dated March 15, 2011 relating to the financial statements of Marina District Development Company, LLC, the parent of Marina District Finance Company, Inc. a New Jersey Corporation, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
May 19, 2011